FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, C.C. 20549

Report of Foreign Issuer

Pursuant to Rule 13a-16 or 15d-16
of the Securities Act of 1934

For the month of March 2003
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Lucky 1 Enterprises Inc.
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(Translation of registrant's name into English)


1460-701 West Georgia Street
P.O. Box 10147, Pacific Centre
Vancouver, BC, Canada V7Y 1C6
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(Address of principal executive office)


Indicate by check mark whether the registrant files or will file annual reports under cover
Form 20-F or Form 40-F.

Form 20-F  	X		Form 40-F
		---				---

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes				No		X
		---				---


NOTICE OF CHANGE OF AUDITORS
(NATIONAL POLICY STATEMENT N0.31)

TO: All holders of voting securities of
Lucky 1 Enterprises Inc. (the "Company").

Please be advised that the Company has received notice from Grant Thornton LLP, Chartered
Accountants of Vancouver, British Columbia of their resignation as auditors.

The effective date of declination is February 4,2003.

There have been no "reportable events" in connection with the Company's financial statements or in connection with Change of Auditors.

SmytheRatcliffe, Chartered Accountants, have agreed to the appointment as auditors of the Company effective immediately. The proposal to change the auditors was approved by the Company's Audit Committee.

Dated this 4th day of February, 2003.

Lucky 1 Enterprises Inc.
Bedo Kalpakian
President